Exhibit 10.0

SECOND AMENDMENT AGREEMENT

The undersigned parties entered into a CAPITAL STOCK EXCHANGE AGREEMENT as of September 8, 2017 (“Agreement”).

The Parties hereby agree, pursuant to Paragraph 7.2 and 7.3.3, that the Agreement is amended as follows and that all other terms and conditions remain the same.

Section 1.4 is hereby deleted in its entirety and replaced with the following:

“1.4

Closing.

The closing of the Transaction (the “Closing”) shall take place through electronic exchange of documents and through the physical delivery of the required share certificates and warrants to the Sub, no later than February 15, 2018, or such earlier date to be set by the Parties.  The date and time on which the closing occurs shall be the ‘Closing Date’.”

Section 6.1.6  is hereby deleted in its entirety and replaced with the following:

"6.1.6  Immediately following the Closing, the Parent will discharge all debt owing (with one exception noted below) or guaranteed (or to be released from any such guarantees) by Parent and shall transfer to third parties ownership of any and all assets of Parent such that on the post Closing the Parent shall have no debt other than the Genesis Financial Loan Agreement dated November 13, 2017  and the only assets shall be Epoint Class A Common Stock.  Following the said transfer of assets the Parent shall not be party to any contracts with the exception noted above.

Section 6.1.7  is hereby deleted in its entirety.

In Witness Whereof the Parties have signed this First Amendment Agreement as of January 24, 2018.

GENESIS FINANCIAL, INC.

EPOINT PAYMENT CORP.

/s/ Roy Rose

/s/ Gary Larkin

_________________________

________________________

By: Roy Rose

By: Gary Larkin

Title: CEO, President

Title: CEO